EXHIBIT 3.3

CERTIFICATE OF RETIREMENT OF STOCK

     The Charles Schwab Corporation, a
corporation organized and existing under and by virtue of the General Corporation
Law of the State of Delaware (the
"Company"), DOES HEREBY CERTIFY:

     FIRST:  That the Certificate of
Incorporation of the Company prohibits the reissuance of any and all issued and outstanding shares of the Company's Series
A Preferred Stock, par value $0.01 per
share (the "Series A Shares"), which are subsequently redeemed by the Company.

     SECOND:  That the Certificate of
Incorporation authorizes the Company to
issue 60,000 Series A Shares, all of which have been issued.

     THIRD:  That the company subsequently
has redeemed and retired 60,000 Series A
Shares, thereby reducing the number of
authorized Series A Shares from 60,000 to zero and no shares acquired by the Company by reason of redemption, purchase, exchange, or otherwise shall be reissued and all such shares shall be canceled, retired, and eliminated from the shares authorized to issue.

     FOURTH:  That this certificate has
been made pursuant to and in accordance
with the provisions of Section 243(b) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, The Charles
Schwab Corporation has caused this
certificate to be signed and attested by its duly authorized officers, this 18th day of November, 1988.

    THE CHARLES SCHWAB CORPORATION


            By:   /s/ Barbara A. Wolfe
                  Barbara A. Wolfe
                  Executive Vice President

ATTEST:


/s/ Charmel Huffman   RECEIVED FOR RECORD
Charmel Huffman       Jan 3 1989
Assistant Corporate Secretary
William H. Honey, Recorder

CERTIFICATE OF CHANGE OF REGISTERED
AGENT AND REGISTERED OFFICE


     The Charles Schwab Corporation, a
corporation organized and existing under and by virtue of the General Corporation
Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the
corporation is Corporation Service Company and the present registered office of the corporation is in the county of New
Castle.

     The Board of Directors of The Charles
Schwab Corporation adopted the following resolution on the 18th day of February, 1988.

     Resolved, that the registered office
of The Charles Schwab Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209
Orange Street, in the City of Wilmington,
County of New Castle, and the
authorization of the present registered
agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION
TRUST COMPANY, shall be and is hereby
constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, The Charles
Schwab Corporation has caused this
statement to be signed by Barbara A.
Wolfe, its Exec. Vice President and
attested by Pamela Herlich, its Asst.
Corp. Secretary this 18th day of November,
1988.

          THE CHARLES SCHWAB CORPORATION


         By /s/ Barbara A. Wolfe
            Exec. Vice President

ATTEST:

/s/ Pamela E. Herlich
Asst. Corporate Secretary


CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION


     The Charles Schwab Corporation, a
corporation organized and existing under and by virtue of the General Corporation
Law of the State of Delaware, DOES HEREBY
CERTIFY THAT:

     The amendment to the Corporation's
certificate of incorporation set forth in the following resolution was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that paragraph (C)(7) of
Article TENTH of the Restated Certificate of Incorporation of The Charles Schwab
Corporation be amended to read as follows:

     "(7)     The term "Disinterested
Director" with respect to a Business
Combination means any member of the Board of Directors of this Corporation who (a) is not an Interested Stockholder involved in such Business Combination, (b) is not an Affiliate or Associate of such Interested Stockholder, (c) is not a party to any agreement or arrangement with such Interested Stockholder to act in concert with such Interested Stockholder to direct the management or policies of this Corporation, and (d) either (i) was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, or (ii) is a successor of a Disinterested Director and was nominated to succeed a Disinterested Director by a majority of the Disinterested Directors at the time of his nomination; provided, however, that any member of the Board of Directors may be a Disinterested Director with respect to a Business Combination involving an Interested Stockholder who was an
Interested Stockholder on the date that
the second Restated Certificate of
Incorporation of this Corporation filed by the Secretary of State of Delaware was so filed, notwithstanding the failure of such member to satisfy the conditions set forth in clause (d) above. Any reference to "Disinterested Directors" shall refer to a single Disinterested Director if there be but one. Any matter referred to as requiring approval of, or having been approved by, a majority of the Disinterested Directors shall mean the matter requires the approval of, or has been approved by, the Board of Directors of this Corporation without giving effect to the vote of any Director who is not a Disinterested Director and with the affirmative vote of a majority of the Disinterested Directors."

     IN WITNESS WHEREOF, The Charles
Schwab Corporation has caused this
certificate to be signed by its duly
authorized officers, this 21st day of
September, 1987.

           THE CHARLES SCHWAB CORPORATION


           /s/ Robert W. Fivis
           Robert W. Fivis
           Executive Vice President

ATTEST:



/s/ Barbara A. Wolfe
Barbara A. Wolfe, Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
THE CHARLES SCHWAB CORPORATION

(Originally incorporated on November 25, 1986 under the name CL Acquisition Corporation.)


     FIRST.  The name of this corporation
(hereinafter called the "Corporation") is
THE CHARLES SCHWAB CORPORATION.

     SECOND.  The address of the
registered office of this Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New
Castle, and its registered agent at that address is CORPORATION SERVICE COMPANY.

     THIRD.  The purpose of this
Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware.

     FOURTH.

     (A)     This Corporation is
authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is Two Hundred Ten Million
(210,000,000) shares, of which the
authorized number of shares of preferred stock is Ten Million (10,000,000) and the authorized number of shares of common stock is Two Hundred Million
(200,000,000).  The stock, whether
preferred stock or common stock, shall
have a par value of one cent ($0.01) per share.

     (B)     Shares of preferred stock may
be issued from time to time in one or more series. The Board of Directors of this Corporation is hereby authorized to fix or alter the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock; and to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of preferred stock (but not below the number of shares thereof then outstanding).

     (C)     The Board of the Corporation
has created a series of preferred stock of the Corporation which is designated
"Series A Preferred Stock" and which
consists of 60,000 shares.  The powers,
designations, preferences, and relative, participating, optional, or other rights, and the qualifications, limitations, or restrictions of the Series A Preferred
Stock, in addition to those set forth
elsewhere in this Restated Certificate of Incorporation, are as follows:

          Section 1.  Definitions.  As
used in this Paragraph (C) of Article
FOURTH, the following definitions shall
apply.  Except as specifically provided
herein, all other capitalized words shall have the meanings set forth in the Agreement (hereinafter defined).

               (a)     "Agreement" shall
mean the Preferred Stock Purchase
Agreement, entered into March 31, 1987,
between the Corporation and Security
Pacific Corporate Funding, Inc., a
Delaware corporation.

               (b)     "Board" shall mean
the board of directors of the Corporation.

               (c)     "Commitment Date"
shall mean the Closing Date of the
Agreement.

               (d)     "Corporation" shall
mean The Charles Schwab Corporation, a
Delaware corporation.

               (e)     "Common Stock"
shall mean the common stock of the
Corporation.

               (f)     "Dividend Rate"
shall mean the Eurodollar Rate (using a
six-month Eurodollar Period) plus 3%.

               (g)     "Initial Date"
shall man the first day of the first full
Fiscal Quarter following the Commitment
Date.

               (h)     "Loan Agreement"
shall mean the Loan Agreement, entered
into March 31, 1987, between the
Corporation, the banks therein named, and Security Pacific National Bank, a national banking association, as Agent.

               (i)     "Preferred Stock"
shall mean the Series A Preferred Stock of the Corporation which is set forth in this paragraph (C) of Article FOURTH.

               (j)     "Redetermination
Date" shall mean any day that is an
integral multiple of six months after the Initial Date.

          Section 2.  Dividends.

               (a)     Right to Dividends.
The holders of the then outstanding
Preferred Stock shall be entitled to
receive dividends, payable quarterly, on the last day of each Fiscal Quarter, whenever funds are legally available and when and as declared by the Board. Such dividends shall accrue, for each share of Preferred Stock, from, and including, the Commitment Date and from day to day thereafter as follows:

                     (i)  From, and
including, the Commitment Date to, but not including, the Initial Date, at an annual rate equal to ten thousand (10,000) multiplied by 9% of the par value for one share of Preferred Stock; and

                    (ii)  From, and
including, the Initial Date, and
thereafter, at ten thousand (10,000)
multiplied by the Dividend Rate multiplied by the par value for one share of Preferred Stock, calculated as of the Initial Date and then recalculated every six months thereafter as of each Redetermination Date.

Such dividends shall be cumulative on a
quarterly basis such that if accrued
dividends in respect of any previous or
current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, then the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

               (b)     Priority.  Unless
full accrued dividends on the Preferred
Stock for all past dividend periods and
the then current dividend period shall
have been paid:  (1) no dividend
whatsoever (other than in Common Stock or in another class or series of stock ranking junior to the Preferred Stock as to dividends and liquidation preference) shall be paid or declared, and no distribution shall be made, on any Common
Stock; and (2) no shares of Common Stock shall be purchased, redeemed, or acquired by the Corporation, except for repurchase at the original cost paid for shares of Common Stock in the case of unvested stock repurchased from employees, officers, directors, and independent contractors whose stock is subject to vesting arrangements.

               (c)     Additional
Dividends.  The holders of the then
outstanding Preferred Stock shall be
entitled to receive additional dividends, subject to the terms and conditions of this Section 2, in amounts as set forth in
Section 3.8 of the Loan Agreement, mutatis mutandis.

          Section 3.  Liquidation Rights
of Preferred Stock.

               (a)     Preference.  If
there is any liquidation, dissolution, or winding up of the Corporation, whether voluntary of involuntary, after payment or provision for payment of the debts or other liabilities of the Corporation, then the holders of each share of Preferred
Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made pursuant to Section 3(b) herein, an amount equal to one hundred dollars ($100.00) per share of the Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for distribution, shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution, or winding up. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforementioned, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Preferred Stock until the full preferential amounts attributable to the Preferred Stock shall have been paid in full. Nothing contained in this Section 3 shall be deemed to prevent redemption of the Preferred Stock in the manner provided in Section 4 hereof.

               (b)     Remaining Assets.
After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts aforementioned, the holders of the Common Stock then outstanding, and the holders of any other series of preferred stock of the Corporation, shall be entitled to receive all of the remaining assets of the Corporation to be distributed.

               (c)     Reorganization.

                      (i)  If there is (A)
any consolidation or merger of the
Corporation with or into any other
corporation or other entity or person, or any other corporate reorganization in which, in either event, the Corporation shall not be the continuing or surviving entity of such consolidation, merger, or reorganization, or (B) a sale of all or substantially all of the assets of the Corporation, then holders of the Preferred
Stock shall first receive, for each share of such Preferred Stock, cash or securities (which may include a series of preferred stock or other equity securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, in an amount equal to the liquidation preference of such share. After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts aforementioned, the holders of the Common Stock then outstanding, and the holders of any other series of preferred stock of the Corporation, shall be entitled to receive all remaining payments or distributions.

                     (ii)  Any securities
to be delivered to the holders of the
Preferred Stock pursuant to subsection
3(c)(i) above shall be valued as follows:

     If such securities are not publicly
traded as of a particular date set for the closing of such transaction, then the fair market value shall be as reasonably determined by the Corporation, in good faith, and the Corporation shall deliver to the holders of the then outstanding shares of Preferred Stock a written document setting forth in detail the calculations made in determining such fair market value (such determination to be conclusive if approved by the holders of not less than a majority of the then outstanding shares of Preferred Stock).
During such time as such securities are
publicly traded but are not listed upon an established stock exchange, the fair market value per share shall be the last sale price on the business day immediately prior to such closing date as reported on the National Market System, or, if such shares are not then reported on the National Market System but quotations are reported on the National Association of Securities Dealers Automated Quotations
System, the average of the bid and asked prices on that date, in either event as such price quotes are listed in The Wall
Street Journal, Western Edition (or, if
not so reported in The Wall Street
Journal, any other listing service or
publication known to the Board). If such securities are listed upon an established stock exchange or exchanges, then such fair market value shall be deemed to be the closing price of the shares on the largest such stock exchange upon which such shares are listed on the business day immediately prior to such closing date.

                    (iii)  The Corporation
shall give each holder of Preferred Stock written notice of such impending transaction at least ten (10) Banking Days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Subsection 3(c), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10)
Banking Days after the Corporation has
given the first notice provided for herein or sooner than five (5) Banking Days after the Corporation has given notice of any material changes provided for herein;
provided that such periods may be
shortened upon the written consent of the holders of a majority of the shares of Preferred Stock then outstanding.

          Section 4.  Redemption.

               (a)     Optional
Redemption.

                     (i)  At any time or
from time to time, whenever funds are
legally available, the Corporation may, at its option, redeem, in cash, the Preferred
Stock, in whole or in part, at the
Redemption Price (defined herein below).

                    (ii)  The Corporation
may, at its option at any time, whenever funds are legally available, subject to the terms and conditions of this Section
4(a)(ii), redeem all, but not part, of the then outstanding shares of Preferred Stock by exchanging such shares for debt ("Most
Junior Subordinated Debt") in an amount
equal to one hundred dollars ($100.00) per outstanding share, plus all accrued and unpaid dividends (whether or not declared) per share of Preferred Stock to and including the date set for the exchange, of Preferred Stock to be exchanged. Such exchange shall constitute a full and complete retirement of the shares of Preferred Stock so exchanged, and all rights in connection therewith shall be extinguished. The amount of the Most
Junior Subordinated Debt shall be
allocated pro rata among the holders of
shares of Preferred Stock (individually,
"Holder," collectively, "Holders") based upon the aggregate number of outstanding shares of Preferred Stock held by each Holder. The terms and conditions of the Most Junior Subordinated Debentures shall be set forth in an indenture substantially identical to the indenture covering the BAC Junior Subordinate Debenture, except for these changes: (1) such debt shall bear interest at a fixed interest rate, determined as of the date on which the Preferred Stock is exchanged into such debt ("Exchange Date"), equal to the Eurodollar Rate (using a six-month
Eurodollar Period) on the Exchange Date
plus 7%, payable on the last day of each Fiscal Quarter, but not to exceed the maximum rate permitted under applicable law; (2) the principal of such debt shall be due in two installments: (i) 50% of the amount then outstanding on March 31, 1998; and (ii) the balance on March 31, 2002, including any unpaid interest; (3) at any time, at the option of the Corporation, such debt may be prepaid in full, including any unpaid interest, without premium; (4) such debt shall be prepaid, including any unpaid interest, without premium: (1) upon any public offering of any of the Company's equity securities pursuant to an effective registration statement filed under the
Securities Act of 1933, as amended (but
specifically excluding any registration
statement covering (i) stock issued or to be issued under any benefit plan
(including, without limitation, any stock purchase or stock option plan) or (ii) any grant or exercise of options or warrants pursuant to such a plan), if such offering includes a secondary equity offering
(i.e., an offering of the Company's equity securities by any person other than the Corporation ("Secondary Sellers")), in an amount equal to the gross offering proceeds (net of any underwriters' discounts or commissions, but not net of any other offering expenses) to be received by the Secondary Sellers; or (ii) upon the payment of any dividends with respect to the common stock of the Corporation, if such dividends are in excess of $1,000,000 (in any Fiscal Year), in an amount equal to such excess dividends; provided that any such prepayment shall not be required to be made unless and until any such prepayment may be made without violating or causing an event of default under the Loan
Agreement or either of the indentures
covering the BAC Junior Subordinated
Debenture and the BAC Senior Subordinated
Debenture, without regard to any
amendments made to such Loan Agreement or indentures after the Closing Date; (5) such debt shall be junior and subordinate to all present and future indebtedness of the Corporation; (6) the trustee under such indenture shall be as determined by the Corporation; (7) such indenture shall not be required to qualify under the Trust
Indenture Act of 1939, as amended; and (8) such debt shall be subject to all restrictions on transfer and rights of first refusal as are applicable to shares of Preferred Stock. Sixty (60) days before the Exchange Date, the Corporation shall send a written notice to each Holder, using each Holder's most recent address as listed in the Company's records, which shall state: (1) the Exchange Date; (2) the aggregate amount of the Most Junior Subordinated Debt to be issued in exchange for all of the then outstanding shares of Preferred Stock; and
(3) the number of shares of Preferred
Stock required to be surrendered by the
Holder to the transfer agent (who may be the Corporation) designated by the
Corporation ("Transfer Agent").  On the
Exchange Date, each Holder shall surrender certificates representing all of his shares of Preferred Stock to the Transfer
Agent in exchange for the Most Junior
Subordinated Debt. If such shares are not surrendered, then, with respect to such shares, the exchange shall be deemed to have occurred and such shares of Preferred
Stock shall be automatically exchanged
into debt and such certificates shall be deemed canceled. All interest and principal payments on the Most Junior
Subordinated Debt shall be sent to each
Holder's above-referenced address. Unless full accrued interest on the Most Junior
Subordinated Debt for all past interest
periods and the then current interest
period shall have been paid:  (1) no
dividend whatsoever (other than in a
series of stock) shall be paid or
declared, and no distribution shall be
made, on any Common Stock; and (2) no
shares of Common Stock shall be purchased, redeemed, or acquired by the Corporation, except for repurchase at the original cost paid for shares of Common Stock in the case of unvested stock repurchased from employees, officers, directors, and independent contractors whose stock is subject to vesting arrangements.


               (b)     Early Mandatory
Redemption.

          The Corporation shall redeem the
Preferred Stock at the Redempton Price (i) upon, or as soon thereafter as funds are legally available, any public offering of any of the Company's equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (but specifically excluding any registration statement covering (i) stock issued or to be issued under any benefit plan (including, without limitation, any stock purchase or stock option plan) or (ii) any grant or exercise of options or warrants pursuant to such a plan), if such offering includes a
secondary equity offering (i.e., an
offering of the Company's equity
securities by any person other than the
Corporation ("Secondary Sellers")), in an amount equal to the gross offering proceeds (net of any underwriters' discount or commission, but not net of any other offering expenses) received by the Secondary Sellers; or (iii) upon, or as soon thereafter as funds are legally available, the payment of any dividends with respect to the Common Stock, if such dividends are in excess of $1,000,000 (in any Fiscal Year), in an amount equal to such excess dividends; provided that any such redemption shall be subject to the limitations imposed by the Loan Agreement and by the indentures covering the BAC
Junior Subordinated Debenture and the BAC
Senior Subordinated Debenture, without
regard to any amendments made to the Loan
Agreement or such indentures after the
Closing Date; and provided further that
any such redemption shall be subject to
the limitations, if any, imposed by any
instrument evidencing senior debt and
entered into between the Corporation and any person after March 31, 1987, but only if: (i) the principal amount of such senior debt is greater than or equal to $25,000,000; and (ii) the language used to describe such limitations, if any, is the exact same language (identical in every detail) used to describe the redemption limitations contained in the Loan
Agreement and in the indentures covering the BAC Junior Subordinated Debenture and the BAC Senior Subordinated Debenture, without regard to any amendments made to the Loan Agreement or such indentures after the Closing Date.

               (c)     Ultimate Mandatory
Redemption.

          The Corporation shall redeem, as
son as funds are legally available, the
Preferred Stock at the Redemption Price as follows: (i) 50% of the number of shares of Preferred Stock then outstanding on March 31, 1998; and (ii) the balance of the shares of Preferred Stock on March 31, 2002.

          Section 5.  Redemption Terms and
Procedures.

     Any redemption pursuant to Sections
4(a)(i), 4(b), or 4(c) herein shall be
accomplished in accordance with the
following terms and procedures contained in this Section 5.

               (a)     Redemption Notice.
The Corporation shall mail, not less than thirty (30) days nor more than sixty (60) days prior to the date for the redemption of any Preferred Stock ("Redemption
Date"), written notice ("Redemption
Notice"), postage prepaid, to each Holder at each Holder's address as last shown on the records of the Corporation. The
Redemption Notice shall state:

                      (i)  The total
number of shares of Preferred Stock to be redeemed;

                     (ii)  The number of
shares of Preferred Stock held by the
Holder which the Corporation intends to
redeem;

                    (iii)  The Redemption
Date and Redemption Price; and

                     (iv)  The time and
manner in, and place at, which the Holder is to surrender to the Corporation his certificate or certificates representing the shares of Preferred Stock to be redeemed.

               (b)     Price.  The
redemption price for the Preferred Stock shall be an amount per share in cash equal to one hundred dollars ($100.00) per share of the Preferred Stock, plus all accrued and unpaid dividends, whether or not declared, to and including the applicable
Redemption Date ("Redemption Price");

               (c)     Surrender of Stock.
On or before the Redemption Date, each
Holder shall surrender the certificate or certificates representing the shares of
Preferred Stock to be redeemed to the
Corporation, in the manner and at the
place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued to the Holder of such shares.

               (d)     Partial Redemption.
If the Corporation redeems only a part of the shares of Preferred Stock, then the Corporation shall effect such redemption pro rata from the Holders according to the number of shares of Preferred Stock held of record by each Holder immediately prior to redemption.

               (e)     Termination of
Rights. If the Redemption Notice is duly given, then, notwithstanding the fact that the certificates evidencing any of the shares of Preferred Stock so called for redemption have not been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption
Date; provided that, as of the Redemption
Date, the Corporation has deposited with a bank or trust company in California having a capital and surplus of at least
$100,000,000, as a trust fund for the
benefit of the shares called for
redemption, sufficient funds which are
legally available for redemption, with
irrevocable instructions to pay the
Redemption Price upon surrender of the
share certificates representing the shares called for redemption, and all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor.

               (f)     Breakage Fees or
Escrow Deposit.

                     (i)  If the
Corporation redeems shares of Preferred
Stock, and if the Redemption Date for such redemption is on a day which is not the day immediately prior to a Redetermination
Date, then the Corporation shall pay to
each Holder a fee calculated as follows:
(A) one hundred dollars ($100.00) per
share of Preferred Stock, times the number of days between the Redemption Date and the next Redetermination Date, divided by 360, times the applicable Interest
Differential; plus (B) all out-of-pocket expenses incurred by the Holders and reasonably attributable to such redemption.

                    (ii)  If the
Corporation redeems shares of preferred
Stock, and if the Redemption Date for such redemption is on a day which is not the day immediately prior to a Redetermination
Date, then the Corporation may, at its
option, deposit in escrow with the agent an amount equal to the total redemption amount, with interest thereon for the account of the Corporation equal to the CD
Base Rate, until the next Redetermination
Date, and the date upon which such
redemption shall be made shall be extended to the day immediately prior to such Redetermination Date.

          Section 6.  Voting Rights of the
Preferred Stock.

     The Preferred Stock shall be non-
voting, except as required by applicable law.

          Section 7.  No Reissuance of
Preferred Stock.  No share or shares of
Preferred Stock acquired by the
Corporation by reason of redemption,
purchase, exchange, or otherwise shall be reissued and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue.

     FIFTH.  In furtherance and not in
limitation of the powers conferred by
statute, the Board of Directors is
expressly authorized to adopt, amend or
repeal from time to time any or all of the Bylaws of this Corporation.

     SIXTH.  The number of directors which
shall constitute the whole Board of
Directors of this Corporation shall be as specified in the Bylaws of this Corporation.

     SEVENTH.  Elections of directors need
not be by written ballot except and to the extent provided in the Bylaws of this Corporation.

     EIGHTH.  No director of this
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.
Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good
faith or which involve intentional
misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the
General Corporation Law of the State of
Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH.  Subject to the provisions of
the next sentence, every stockholder
entitled to vote at any election of
directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit. No stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of stockholder's shares) unless such candidate or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

     TENTH.

          (A)     In addition to any
affirmative vote required by law, by this Restated Certificate of Incorporation, by a certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware, or by the Bylaws, and except as otherwise expressly permitted in paragraph (B) of this Article TENTH, a Business Combination (as hereafter defined) with, for, or on behalf of, any Interested Stockholder (as hereafter defined) or any Affiliate or Associate (as hereafter defined) of such Interested
Stockholder shall require the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all the then outstanding Voting Stock (as hereafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage of a separate class vote may otherwise be specified, by law or by any agreement between this Corporation and any national securities exchange or otherwise.

          (B)     The provisions of
paragraph (A) of this Article TENTH shall not be applicable to any particular
Business Combination, and such Business
Combination shall require only such vote, if any, as is required by law, or by any other provisions of this Restated
Certificate of Incorporation, or by a
certificate filed under Section 151(g) of the General Corporation Laws of the State of Delaware, or by the Bylaws, or by any agreement between this Corporation and any national securities exchange, if (i) such Business Combination shall have been specifically approved by a majority of the Disinterested Directors (as hereafter defined) at the time or (ii) all the conditions specified in each of the following subparagraphs (1), (2), (3),
(4), (5) and (6) are satisfied.

               (1)     The aggregate
amount of cash and the Fair Market Value
(as hereafter defined) as of the
Consummation Date (as hereafter defined) of any consideration other than cash to be received per share by holders of Voting
Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (a) and (b) below:

                    (a)     (if
applicable) the highest per share price
(including any brokerage commissions,
transfer taxes and soliciting dealers'
fees) paid by or on behalf of such
Interested Stockholder for any share of
Voting Stock in connection with the
acquisition by the Interested Stockholder of Beneficial Ownership (as hereafter defined) of shares of Voting Stock (i) within the five-year period immediately prior to the Announcement Date (as hereafter defined) or (ii) in the transaction or series of transactions in which it became an Interested Stockholder, whichever is higher, in either case adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting
Stock; or

                    (b)     the Fair
Market Value per share of Voting Stock on the Announcement Date or the Determination
Date (as hereafter defined), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Voting
Stock.

               (2)     The consideration
to be received by holders of a particular class or series of outstanding Voting
Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of Beneficial Ownership of shares of such class or series of Voting
Stock. If the consideration so paid for shares of any class or series of Voting
Stock varied as to form, the form of
consideration for such class or series of Voting Stock shall either be cash or the form used to acquire Beneficial Ownership of the largest number of shares of such class or series of Voting Stock acquired by the Interested Stockholder during the five-year period prior to the Announcement
Date. If non-cash consideration is to be paid, the Fair Market Value of such non-cash consideration shall be determined on and as of the Communication Date.

               (3)     After the
Determination Date and prior to the
Consummation Date there shall have been
(a) no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Voting Stock; (b) no reduction in the annual rate of dividends paid on the Voting Stock (except as necessary to reflect any split or subdivision of the Voting Stock), except as approved by a majority of the Disinterested Directors; (c) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification
(including any reverse stock split or
combination of shares), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Voting Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (d) no transaction by which such Interested
Stockholder has become the Beneficial
Owner of any additional shares of Voting
Stock except as part of the transaction
that results in the Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage Beneficial Ownership of any class or series of Voting Stock.

               (4)     After the
Determination Date, such Interested
Stockholder shall not have received the
benefit, directly or indirectly (except as a stockholder of this Corporation, in proportion to its stockholding), of any loans, advances, guarantees or similar financial assistance or any tax credits or tax advantages provided by this
Corporation (collectively, "Financial
Assistance"), whether in anticipation of or in connection with such Business
Combination or otherwise.

               (5)     A proxy or
information statement describing the
proposed Business Combination and
complying with the requirements of the
Securities Exchange Act of 1934 and the
rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least
30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations, or subsequent provisions).
The proxy or information statement shall contain on the first page thereof, in a prominent location, any statement as to the advisability or inadvisability of the Business Combination that the
Disinterested Directors, or any of them, may desire to make, and, if deemed advisable by a majority of the Disinterested Directors, the proxy or information statement shall contain the opinion of an independent investment banking firm selected by a majority of the Disinterested Directors as to the fairness or lack of fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Voting Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by this Corporation.

               (6)     Such Interested
Stockholder shall not have made any major change in this Corporation's business or equity capital structure without the approval of a majority of the Disinterested Directors.

          (C)     The following
definitions shall apply with respect to
this Article TENTH:

               (1)     The terms
"Affiliate" and "Associate" shall have the respective meanings ascribed to those terms in Rule 12b-2 under the Securities
Exchange Act of 1934, as amended, and as in effect on the date that this provision of the Restated Certificate of
Incorporation of this Corporation is
approved by the stockholders (the term
"registrant" in said Rule 12b-2 meaning in this case the Corporation).

               (2)     The term
"Announcement Date" with respect to any
Business Combination means the date of the first public announcement of the proposal of such Business Combination.

               (3)     A person shall be a
"Beneficial Owner" of, or have "Beneficial
Ownership" of, or "Beneficially Own," any Voting Stock over which such person or any of its Affiliates or Associates, directly or indirectly, through any contract, arrangement, understanding or relationship, has or shares or, upon the exercise of any conversion right, exchange right, warrant, option or similar interest
(whether or not then exercisable) would
have or share, either (a) voting power
(including the power to vote or to direct the voting) of such security or (b) investment power (including the power to dispose or direct the disposition) of such security. For the purposes of determining whether a person is an Interested
Stockholder, the number of shares of
Voting Stock deemed to be outstanding
shall include any shares Beneficially
Owned by such person even though not
actually outstanding, but shall not
include any other shares of Voting Stock which are not outstanding but which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of any conversion right, exchange right, warrant, option or similar interest.

               (4)     The term "Business
Combination" shall mean:

                    (a)     any merger or
consolidation of this Corporation or any Subsidiary (as hereafter defined) with (i) any Interested Stockholder (as hereafter defined) or (ii) any other corporation
(whether or not itself an Interested
Stockholder) which after such merger or
consolidation would be an Affiliate or
Associate of an Interested Stockholder; or

                    (b)     any sale,
lease, exchange, mortgage, pledge,
transfer or other disposition or security agreement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of related transactions) with or for the benefit of any Interested
Stockholder or any Affiliate or Associate of any Interested Stockholder, involving any assets, securities, or commitments of this Corporation, any Subsidiary or any INterested Stockholder or any Affiliate or Associate or any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) have an aggregate Fair
Market Value (as hereafter defined) and/or involve aggregate commitments of
$5,000,000 or more; or

                    (c)     the issuance
or transfer by this Corporation or any
Subsidiary (in one transaction or series of related transactions) to an Interested
Stockholder or Associate or Affiliate of an Interested Stockholder of any securities of this Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate
Fair Market Value as of the Announcement
Date of $5,000,000 or more, other than the issuance of securities upon the conversion or exchange of securities of this Corporation in exchange for securities of any Subsidiary which were acquired by an Interested Stockholder from this
Corporation or a Subsidiary in a Business
Combination which was approved by a vote of the shareholders pursuant to this Article TENTH; or

                    (d)     the adoption
of any plan or proposal for the
liquidation or dissolution of this
Corporation; or

                    (e)     any
reclassification of any securities of this Corporation (including any reverse stock split), any recapitalization of the Voting
Stock of this Corporation, any merger or consolidation of this Corporation with or into any of its subsidiaries, or any other transaction (whether or not with or otherwise involving any Interested
Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock or series thereof of the Corporation or of any Subsidiary Beneficially Owned by an Interested Stockholder or Associate or
Affiliate of any Interested Stockholder or as a result of which the stockholders of the Corporation would cease to be stockholders of a corporation having, as part of its certificate of incorporation, provisions to the same effect as this Article TENTH and the provisions of Article ELEVENTH of this Restated
Certificate of Incorporation relating to the provisions of this Article TENTH; or

                    (f)     any agreement,
contract, or other arrangement providing for one or more of the actions specified in the foregoing paragraphs (a) through
(e), or any series of transactions which, if taken together, would constitute one or more of the actions specified in the foregoing paragraphs (a) through (e).

               (5)     The term
"Consummation Date" means the date of the consummation of a Business Combination.

               (6)     The term
"Determination Date" in respect to an
Interested Stockholder means the date on which such Interested Stockholder first became an Interested Stockholder.

               (7)     The term
"Disinterested Director" with respect to a Business Combination means any member of the Board of Directors of this Corporation who is not an Interested Stockholder or an Affiliate or Associate of, and was not directly or indirectly a nominee of, any Interested Stockholder involved in such
Business Combination or any Affiliate or Associate of such Interested Stockholder and who either (a) was a member of the Board of Directors prior to the time that such Interested Stockholder became an
Interested Stockholder, or (b) is a
successor of a Disinterested Director and was nominated to succeed a Disinterested
Director by a majority of the
Disinterested Directors at the time of his nomination. Any reference to
"Disinterested Directors" shall refer to a single Disinterested Director if there be but one. Any matter referred to as requiring approval of, or having been approved by, a majority of the Disinterested Directors shall mean the matter requires the approval of, or has been approved by, the Board without giving effect to the vote of any Director who is not a Disinterested Director and with the affirmative vote of a majority of the Disinterested Directors.

               (8)     The term "Fair
Market Value" as of any particular date
means:  (a) in the case of cash, the
amount of such cash; (b) in the case of
stock (including Voting Stock), the
highest closing price per share of such
stock during the thirty-day period
immediately preceding the date in question on the largest United States securities exchange registered under the Securities
Exchange Act of 1934, as amended, on which such stock is listed or, if such stock is not listed on any such exchange, the highest last sales price as reported by the National Association of Securities
Dealers, Inc. Automated Quotation System
("NASDAQ") during the thirty-day period
immediately preceding the date in question if the stock is a National Market System security or, if such stock is not a National Market System security, the highest reported closing bid quotation for a share of such stock during the thirty-day period preceding the date in question on NASDAQ or any successor quotation reporting system or, if quotations are not available in such system, as furnished by the National Quotation Bureau Incorporated or any similar organization furnishing quotations, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and
(c) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market, or in the case of property other than cash or stock, or in the case of Financial Assistance, the fair market value of such stock, property or Financial
Assistance, as the case may be, on the
date in question as determined by a
majority of the Disinterested Directors in good faith.

               (9)     The term
"Interested Stockholder" shall mean any
person, other than this Corporation, any Subsidiary or any employee benefit plan of this Corporation or any Subsidiary, who or which:

                    (a)     is, or has
announced or publicly disclosed a plan or intention to become, the Beneficial Owner, directly or indirectly, of shares of Voting Stock representing 15% or more of the total votes which all of the then-outstanding shares of Voting Stock are entitled to cast in the election of directors; or

                    (b)     is an
Affiliate or Associate of any person
described in Subparagraph 9(a) at any time during the five-year period immediately preceding the date in question; or

                    (c)     acts with any
other person as a partnership, limited
partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of this
Corporation, and such group is the
Beneficial Owner, directly or indirectly, of shares of Voting Stock representing 15% or more of the total votes which all of the then-outstanding shares of Voting
Stock are entitled to cast in the election of directors.

     Any reference to a particular
Interested Stockholder involved in a
Business Combination shall also refer to any Affiliate or Associate thereof, any predecessor thereto and any other person acting as a member of a partnership, limited partnership, syndicate or group with such particular Interested
Stockholder within the meaning of the
foregoing clause (c) of this subparagraph
(9).

               (10)     A "person" shall
mean any individual, firm, company,
corporation (which shall include a
business trust), partnership, joint
venture, trust or estate, association or other entity.

               (11)     The term
"Subsidiary" in respect of this
Corporation means any corporation or
partnership of which a majority of any
class of its equity securities is owned, directly or indirectly, by this
Corporation.

               (12)     The term "Voting
Stock" shall mean all shares of capital
stock that entitle the holder to vote for the election of directors, including, without limitation, this Corporation's common stock.

          (D)     A majority of the
Disinterested Directors shall have the
power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article
TENTH, including, without limitation (1) whether a person is an Interested
Stockholder, (2) the number of shares of Voting Stock Beneficially Owner by any person, (3) whether a person is an Affiliate or Associate of another person,
(4) whether the requirements of paragraph
(B) of this Article TENTH have been met
with respect to any Business Combination,
(5) whether the proposed transaction is
with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (6) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate
Fair Market Value of $5,000,000 or more.
The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article TENTH.

          (E)     Nothing contained in
this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (F)     The fact that any
Business Combination complies with
paragraph (B) of this Article TENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business
Combination.

          (G)     For purposes of this
Article TENTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this
Article TENTH (collectively, "Proposed
Action") is presumed to have been proposed by, or on behalf of, an Interested
Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of this Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Disinterested Director or
(2) such Interested Stockholder,
Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate,
Associate or person, a majority of the
Disinterested Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate,
Associate or person, based on information known to them after reasonable inquiry.

     ELEVENTH.

          (A)     This Corporation
reserves the right to any time and from
time to time to amend, alter, change or
repeal any provisions contained herein,
and other provisions authorized by the
laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon shareholders, directors, or any other person whomsoever by or pursuant to the Restated Certificate of Incorporation in its present form or as hereafter are granted, subject to the rights reserved in this Article ELEVENTH.

          (B)     In addition to any
requirements of law and other provisions hereof (and not withstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of 80% or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article ELEVENTH or Article TENTH hereof.

     IN WITNESS WHEREOF, this Restated
Certificate of Incorporation, which only further amends the provisions of the Certificate of Incorporation of this
Corporation as heretofore amended or
supplemented or restated, there being no discrepancies between those provisions and the provisions of this Restated
Certificate of Incorporation, and it
having been duly adopted by the
Corporation's Board of Directors in
accordance with Section 245 of the General
Corporation Law of the State of Delaware, has been executed by its duly authorized officers on this 29th day of July, 1987.

           THE CHARLES SCHWAB CORPORATION



           By /s/ Charles R. Schwab
           President

Attest:


/s/ Barbara A. Wolfe   RECEIVED FOR RECORD
Barbara A. Wolfe       Aug 6 1987
Secretary

William M. Honey, Recorder